EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    DELAWARE


NUMBER                                                     SHARES
   _____                                                  ________
                                             CUSIP  NO.  65336D  10  9

                               NEXGEN VISION, INC.

              AUTHORIZED CLASS "A" COMMON STOCK: 50,000,000 SHARES
                                PAR VALUE: $.001

THIS  CERTIFIES  THAT

IS  THE  RECORD  HOLDER  OF

                              Shares  of  NEXGEN  VISION,  INC. Class "A" Common
Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

          Dated:



______________________________               ______________________________
Chief  Executive  Officer                    President



                                   Countersigned  &  Registered


                                   ______________________________
                                   COUNTERSIGNED  Transfer  Agent
                                   Authorized  Signature
INTERWEST  TRANSFER  CO.  INC.
P.O.  BOX  17136
SALT  LAKE  CITY,  UTAH  84117

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